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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this joint proxy statement/prospectus on Form S-4 of Larscom Incorporated of our report dated February 11, 2003, relating to the financial statements and financial statement schedule, which appears in the Larscom Incorporated Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /S/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
April 28, 2003